Exhibit 99.1

CommScope Reports Fourth Quarter and Full Year 2021 Results

•
Fourth quarter net sales increased 4% year-over-year for consolidated company
•
Core CommScope fourth quarter net sales increased 13% year-over-year*
•
Strong performance in Outdoor Wireless Networks and Venue and Campus Networks as fourth quarter net sales increased 27% and 24% year-over-year, respectively
•
Deferral of planned spin-off of Home Networks business due to supply chain conditions

Fourth Quarter Highlights

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Net sales of $2.224 billion
•
Core net sales of $1.747 billion*
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GAAP net loss of $87.1 million
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Non-GAAP adjusted EBITDA of $260.6 million
•
Core adjusted EBITDA of $253.6 million*
•
Cash flow used in operations of $(12.4) million and non-GAAP adjusted free cash flow of $(26.9) million

Full Year Highlights

•
Net sales of $8.587 billion
•
Core net sales of $6.737 billion*
•
GAAP net loss of $462.6 million
•
Non-GAAP adjusted EBITDA of $1.117 billion
•
Core adjusted EBITDA of $1.092 billion*
•
Cash flow generated by operations of $122.3 million and non-GAAP adjusted free cash flow of $100.2 million

* References to certain supplementary “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results and performance of the Home Networks segment. See the fourth quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, February 17, 2022 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, reported results for the quarter and year ended December 31, 2021.

Summary of Consolidated Results
	Q4	Q4	% Change
	2021	2020	YOY
	(in millions, except per share amounts)
Net sales	$2,224.1	$2,131.8	4.3%
Core net sales (1)	1,747.4	1,549.8	12.8
GAAP net income (loss)	(87.1)	23.9	NM
GAAP net income (loss) per share	(0.50)	0.05	NM
Non-GAAP adjusted EBITDA (2)	260.6	362.2	(28.1)
Core adjusted EBITDA (1)	253.6	319.0	(20.5)
Non-GAAP adjusted net income per diluted share (2)	0.31	0.59	(47.5)%

	Full Year	Full Year	% Change
	2021	2020	YOY
	(in millions, except per share amounts)
Net sales	$8,586.7	$8,435.9	1.8%
Core net sales (1)	6,737.4	6,028.4	11.8%
GAAP net loss	(462.6)	(573.4)	(19.3%)
GAAP net loss per share	(2.55)	(3.20)	(20.3%)
Non-GAAP adjusted EBITDA (2)	1,117.0	1,215.2	(8.1%)
Core adjusted EBITDA (1)	1,091.5	1,083.9	0.7%
Non-GAAP adjusted net income per diluted share (2)	1.39	1.56	(10.9%)

NM - Not meaningful

(1) “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. See the fourth quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See Description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“We were pleased to deliver a better-than-expected fourth quarter performance despite continued headwinds in a difficult inflationary environment. Our results are reflective of the continued strong demand for CommScope’s products and services, as well as the efforts of the entire global team in driving forward the implementation of our CommScope NEXT initiatives,” said Chuck Treadway, President and Chief Executive Officer. “We continue to see supply chain constraints and inflationary challenges as we move into 2022. We made good progress in the fourth quarter to offset higher costs through necessary price increases and cost actions. These actions will take time to impact our results and we expect the first quarter of 2022 to be sequentially lower than the fourth quarter of 2021. We expect to see continued improvement from the first quarter and confirm that we still anticipate our 2022 Core Adjusted EBITDA to be within the range of $1.15 billion to $1.25 billion, as presented at our Strategic Transformation Update in December.”

Treadway added, “In light of the ongoing impact of supply chain pressures on the Home Networks business that began in the summer of 2021, including semiconductor supply decommits and extended component lead times, we have determined that market conditions are not currently conducive to proceeding with the planned spin-off of Home Networks into an independent company in the second quarter of 2022. We remain committed to the merits of strategically separating Home Networks from CommScope, and still plan to execute on that strategy when clear evidence of a more normalized and predictable supply environment emerges.”

“Throughout the fourth quarter, we made meaningful advancements in the implementation of our CommScope NEXT strategy, including efforts to optimize enterprise pricing, streamline cost-intensive processes and drive greater overall efficiency in all that we do,” said Kyle Lorentzen, Chief Financial Officer. “We are progressing everyday toward establishing an infrastructure defined by enhanced ownership, clear milestone metrics and improved productivity, and are confident these foundational elements will not only help mitigate the impacts of a challenging environment, but also enable CommScope to capitalize on growth opportunities well into the future.”

CommScope NEXT

As a step in the CommScope NEXT transformation plan, in April 2021, the Company announced a plan to spin-off the Home Networks business. Due to the unfavorable performance of the Home Networks business in the second half of 2021, which was driven primarily by supply chain shortages and delays, the Company is postponing the separation plan. The Company remains committed to a strategic separation of the Home Networks business from CommScope, however, the Company does not have an estimate of when the separation of the Home Networks business will be completed at this time. Accordingly, management will continue to report the financial results of its “Core” business separately from Home Networks. These supplementary Core financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. The Core financial measures exclude the results and performance of the Home Networks segment. These metrics represent the business segments as CommScope has reported them. However, the ultimate definition of the Home Networks business that the Company expects to separate from CommScope may vary, and future results may differ materially.

In the second quarter of 2021, management shifted certain product lines from the Company’s Broadband Networks segment to its Home Networks segment to better align with how those businesses are being managed. All prior period amounts have been recast to reflect these operating segment changes.

In addition to optimizing its portfolio under CommScope NEXT with its commitment to separate the Home Networks business from Core CommScope, the Company will reorganize its business structure in 2022 to align its portfolio of products and solutions more closely with the markets it serves and bring better performance clarity with its competitor peer set. Pursuant to this new operating structure, the Company expects to report its results in the five reportable segments below beginning in the first quarter of 2022. However, work on reorganization of the new segments is still underway and the Company has not yet finalized the exact segment composition.

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Connectivity and Cable Solutions - combines most of our copper and fiber cabling and connectivity products.
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Access Network Solutions - includes our active broadband cable and video technologies.
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Networking, Intelligent Cellular and Security Solutions - dedicated to providing wireless communications solutions for indoor and venue applications.
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Outdoor Wireless Networks - largely unchanged from its current Outdoor Wireless Networks segment.
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Home Networks - largely unchanged from its current Home Networks segment.

COVID-19 Update

Overall, the negative impact of COVID-19 on the Company's financial performance has eased during 2021, with network strain driving increased demand for certain of its Broadband Networks segment products in particular. The recovery in demand has also indirectly had unfavorable business impacts, including commodity inflation (primarily copper and resins), logistics cost increases, extended lead times and certain component part shortages. All of the Company’s segments experienced supply shortages and extended lead times for certain materials that negatively affected its ability to meet customer demand for its products. The Company expects certain of these unfavorable impacts to continue into 2022.

Fourth Quarter Results and Comparison

Net sales in the fourth quarter of 2021 increased 4.3% year over year to $2.22 billion. Core net sales increased 12.8% year over year primarily due to higher net sales in the Outdoor Wireless Networks and Venue and Campus Networks segments.

Net loss was $(87.1) million, or $(0.50) per share, in the fourth quarter of 2021, compared to the prior year period's net income of $23.9 million, or $0.05 per share. Non-GAAP adjusted net income for the fourth quarter of 2021 was $77.5 million, or $0.31 per share, versus $143.8 million, or $0.59 per share, in the fourth quarter of 2020.

Non-GAAP adjusted EBITDA decreased 28.1% to $260.6 million in the fourth quarter of 2021 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales decreased to 11.7% in the fourth quarter of 2021 compared to 17.0% in the same prior year period. Core segment adjusted EBITDA decreased 20.5% to $253.6 million in the fourth quarter of 2021 compared to the same prior year period. As a percentage of net sales, Core segment adjusted EBITDA decreased to 14.5% in the fourth quarter of 2021 compared to 20.6% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Fourth Quarter Comparisons

Sales by Region

			% Change
	Q4 2021	Q4 2020	YOY
United States	$1,312.6	$1,293.0	1.5%
Europe, Middle East and Africa	407.3	368.8	10.4
Asia Pacific	240.7	198.7	21.1
Caribbean and Latin America	160.4	178.0	(9.9)
Canada	103.1	93.3	10.5
Total net sales	$2,224.1	$2,131.8	4.3%

Segment Net Sales
			% Change
	Q4 2021	Q4 2020	YOY
Broadband	$782.4	$778.3	0.5%
Outdoor Wireless	374.0	294.7	26.9
Venue and Campus	591.0	476.8	24.0
Core net sales	1,747.4	1,549.8	12.8
Home	476.7	582.0	(18.1)
Total net sales	$2,224.1	$2,131.8	4.3%

Segment Operating Income (Loss)
			% Change
	Q4 2021	Q4 2020	YOY
Broadband	$50.1	$101.5	(50.6)%
Outdoor Wireless	40.5	34.6	17.1
Venue and Campus	8.0	(11.0)	NM
Core operating income (loss)	98.6	125.1	(21.2)
Home	(61.5)	(6.1)	908.2
Total operating income (loss)	$37.1	$119.0	(68.8)%

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures)
			% Change
	Q4 2021	Q4 2020	YOY
Broadband	$141.6	$210.5	(32.7)%
Outdoor Wireless	53.5	60.1	(11.0)
Venue and Campus	58.5	48.4	20.9
Core adjusted EBITDA	253.6	319.0	(20.5)
Home	7.0	43.2	(83.8)
Total segment adjusted EBITDA	$260.6	$362.2	(28.1)%

NM - Not meaningful

Broadband Networks

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Net sales of $782.4 million, increased by 0.5% from the prior year period driven by growth in Network Cable and Connectivity, partially offset by declines in Access Technologies.

Outdoor Wireless Networks

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Net sales of $374.0 million, increased by 26.9% from the prior year period primarily driven by growth in Macro Tower Solutions.

Venue and Campus Networks

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Net sales of $591.0 million, increased by 24.0% from the prior year period driven by growth in all product lines including Indoor Copper Enterprise, Indoor Fiber Enterprise, RUCKUS Networks and DAS and Small Cell.

Home Networks

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Net sales of $476.7 million, decreased 18.1% from the prior year period primarily driven by declines in Broadband Connectivity Devices.

Full Year Results and Comparison

Net sales in 2021 increased 1.8% year over year to $8.59 billion. Core net sales increased 11.8% year over year due to higher net sales in all three of our Core segments.

Net loss of $(462.6) million, or $(2.55) per share, in 2021, decreased 19.3% compared to the prior year net loss of $(573.4) million, or $(3.20) per share. Non-GAAP adjusted net income for 2021 was $343.7 million, or $1.39 per share, versus $371.0 million, or $1.56 per share, in 2020.

Non-GAAP adjusted EBITDA decreased 8.1% to $1,117.0 million in 2021 compared to the prior year. Non-GAAP adjusted EBITDA decreased to 13.0% of net sales in 2021 compared to 14.4% of net sales in 2020. Core segment adjusted EBITDA decreased 0.7% to $1,091.5 million in 2021 compared to the prior year. As a percentage of net sales, Core segment adjusted EBITDA decreased to 16.2% in 2021 compared to 18.0% in the prior year.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Cash Flow and Balance Sheet

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GAAP cash flow from operations of $122.3 million.
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Non-GAAP adjusted free cash flow was $100.2 million after adjusting operating cash flow for $131.4 million of additions to property, plant and equipment, $42.6 million of cash paid for restructuring costs and $66.7 million of cash paid for transaction, transformation and integration costs.
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Ended the year with $360.3 million in cash and cash equivalents.
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As of December 31, 2021, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $684.1 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the year with total liquidity of approximately $1.04 billion.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2021 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments. They do not include the results of the Home Networks segment. The aggregate results of the Core segments and the results of the Home Networks segment represent the business segments as reported by CommScope and may not represent the ultimate definition of the remaining CommScope business and Home Networks business that it expects to separate from CommScope. Future results may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the successful execution of CommScope NEXT; the potential separation of the Home Networks business or any other potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achieving the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that our manufacturing operations, including our contract manufacturers that we rely on, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; the potential impact of higher than normal inflation; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain and the global economy; income tax rate variability and ability to recover amounts recorded as deferred tax assets;; and other factors beyond our control. These and other factors are discussed in greater detail in our 2021 Annual Report on Form 10-K, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$2,224.1	$2,131.8	$8,586.7	$8,435.9
Cost of sales	1,538.3	1,416.8	5,902.4	5,688.1
Gross profit	685.8	715.0	2,684.3	2,747.8
Operating expenses:
Selling, general and administrative	324.6	272.0	1,233.9	1,170.7
Research and development	167.6	162.2	683.2	703.3
Amortization of purchased intangible assets	151.1	157.0	613.0	630.5
Restructuring costs (credits), net	(8.3)	4.8	91.9	88.4
Asset impairments	13.7	—	13.7	206.7
Total operating expenses	648.7	596.0	2,635.7	2,799.6
Operating income (loss)	37.1	119.0	48.6	(51.8)
Other income (expense), net	5.9	0.9	(23.8)	(29.3)
Interest expense	(137.1)	(139.9)	(561.2)	(577.8)
Interest income	0.4	—	1.9	4.4
Loss before income taxes	(93.7)	(20.0)	(534.5)	(654.5)
Income tax benefit	6.6	43.9	71.9	81.1
Net income (loss)	(87.1)	23.9	(462.6)	(573.4)
Series A convertible preferred stock dividend	(14.3)	(14.3)	(57.3)	(56.1)
Net income (loss) attributable to common stockholders	$(101.4)	$9.6	$(519.9)	$(629.5)

Earnings (loss) per share:
Basic	$(0.50)	$0.05	$(2.55)	$(3.20)
Diluted (a)	$(0.50)	$0.05	$(2.55)	$(3.20)
Weighted average shares outstanding:
Basic	204.5	199.4	203.6	196.8
Diluted (a)	204.5	204.2	203.6	196.8
(a) Calculation of diluted income (loss) per share:
Net income (loss) (basic and diluted)	$(101.4)	$9.6	$(519.9)	$(629.5)

Weighted average shares (basic)	204.5	199.4	203.6	196.8
Dilutive effect of equity-based awards	—	4.8	—	—
Denominator (diluted)	204.5	204.2	203.6	196.8

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)
	December 31,
	2021	2020
Assets
Cash and cash equivalents	$360.3	$521.9
Accounts receivable, less allowance for doubtful accounts of $63.7 and $40.3, respectively	1,532.6	1,487.4
Inventories, net	1,435.8	1,088.9
Prepaid expenses and other current assets	251.0	256.3
Total current assets	3,579.7	3,354.5
Property, plant and equipment, net of accumulated depreciation of $787.4 and $705.7, respectively	656.3	684.5
Goodwill	5,231.7	5,286.5
Other intangible assets, net	3,027.3	3,650.4
Other noncurrent assets	764.5	600.9
Total assets	$13,259.5	$13,576.8
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$1,160.7	$1,010.8
Accrued and other liabilities	989.8	910.6
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,182.5	1,953.4
Long-term debt	9,478.5	9,488.6
Deferred income taxes	208.2	206.2
Other noncurrent liabilities	490.8	531.8
Total liabilities	12,360.0	12,180.0
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,056.1	1,041.8
Stockholders' equity (deficit):
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,056,144 and 1,041,819, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 204,567,294 and 200,095,232, respectively	2.2	2.1
Additional paid-in capital	2,540.7	2,512.9
Accumulated deficit	(2,215.3)	(1,752.7)
Accumulated other comprehensive loss	(206.4)	(155.9)
Treasury stock, at cost: 10,970,585 shares and 9,223,081 shares, respectively	(277.8)	(251.4)
Total stockholders' equity (deficit)	(156.6)	355.0
Total liabilities and stockholders' equity (deficit)	$13,259.5	$13,576.8

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating Activities:
Net income (loss)	$(87.1)	$23.9	$(462.6)	$(573.4)
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	190.6	204.5	786.3	823.3
Equity-based compensation	18.6	25.0	79.6	115.0
Deferred income taxes	10.6	(58.1)	(147.5)	(154.7)
Asset impairments	13.7	—	13.7	206.7
Changes in assets and liabilities:
Accounts receivable	(23.5)	27.5	(59.6)	228.4
Inventories	(186.3)	29.8	(359.8)	(100.5)
Prepaid expenses and other current assets	17.2	(23.0)	3.2	(17.2)
Accounts payable and other accrued liabilities	99.2	(169.8)	256.0	(175.2)
Other noncurrent liabilities	(5.3)	15.6	8.4	(4.0)
Other noncurrent assets	(70.5)	2.4	(45.5)	28.8
Other	10.4	19.9	50.1	59.0
Net cash generated by (used in) operating activities	(12.4)	97.7	122.3	436.2
Investing Activities:
Additions to property, plant and equipment	(35.1)	(47.7)	(131.4)	(121.2)
Proceeds from sale of property, plant and equipment	10.5	4.8	13.1	5.0
Cash paid for Cable Exchange acquisition	—	—	—	(3.5)
Payments upon settlement of net investment hedge	—	—	(18.0)	—
Other	(0.5)	(0.5)	(0.5)	(0.5)
Net cash used in investing activities	(25.1)	(43.4)	(136.8)	(120.2)
Financing Activities:
Long-term debt repaid	(8.0)	(108.0)	(1,282.0)	(1,282.0)
Long-term debt proceeds	—	—	1,250.0	950.0
Debt issuance costs	(2.4)	(0.1)	(12.0)	(11.7)
Debt extinguishment costs	—	(3.0)	(34.4)	(17.9)
Dividends paid on Series A convertible preferred stock	—	(14.3)	(43.0)	(14.3)
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	8.1	5.6	9.0
Tax withholding payments for vested equity-based compensation awards	(1.7)	(6.6)	(26.4)	(16.9)
Other	—	—	2.7	—
Net cash used in financing activities	(11.9)	(123.9)	(139.5)	(383.8)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	8.7	(7.6)	(8.5)
Change in cash and cash equivalents	(51.2)	(60.9)	(161.6)	(76.3)
Cash and cash equivalents at beginning of period	411.5	582.8	521.9	598.2
Cash and cash equivalents at end of period	$360.3	$521.9	$360.3	$521.9

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss), as reported	$(87.1)	$23.9	$(462.6)	$(573.4)
Income tax benefit, as reported	(6.6)	(43.9)	(71.9)	(81.1)
Interest income, as reported	(0.4)	—	(1.9)	(4.4)
Interest expense, as reported	137.1	139.9	561.2	577.8
Other (income) expense, net, as reported	(5.9)	(0.9)	23.8	29.3
Operating income (loss), as reported	$37.1	$119.0	$48.6	$(51.8)
Adjustments:
Amortization of purchased intangible assets	151.1	157.0	613.0	630.5
Restructuring costs (credits), net	(8.3)	4.8	91.9	88.4
Equity-based compensation	18.6	25.0	79.6	115.0
Asset impairments	13.7	—	13.7	206.7
Transaction, transformation and integration costs	27.6	7.1	90.3	24.9
Acquisition accounting adjustments	2.4	4.9	11.5	20.6
Patent claims and litigation settlements	(14.8)	5.0	31.7	16.3
Executive severance	—	—	—	6.3
Depreciation	33.2	39.7	136.7	158.3
Total adjustments to operating income (loss)	223.5	243.5	1,068.4	1,267.0
Non-GAAP adjusted EBITDA	$260.6	$362.2	$1,117.0	$1,215.2

Net income (loss), as reported	$(87.1)	$23.9	$(462.6)	$(573.4)
Adjustments:
Total pretax adjustments to adjusted EBITDA	190.3	203.8	931.7	1,108.7
Pretax amortization of debt issuance costs and OID (1)	6.4	8.0	36.5	34.5
Pretax loss on debt transactions (2)	—	3.0	34.4	17.9
Tax effects of adjustments and other tax items (3)	(32.0)	(94.9)	(196.3)	(216.7)
Non-GAAP adjusted net income	$77.5	$143.8	$343.7	$371.0
GAAP EPS, as reported (4)	$(0.50)	$0.05	$(2.55)	$(3.20)
Non-GAAP adjusted diluted EPS (5)	$0.31	$0.59	$1.39	$1.56

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net income (loss) attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q4 2021	Q4 2020	YOY
United States	$1,312.6	$1,293.0	1.5%
Europe, Middle East and Africa	407.3	368.8	10.4
Asia Pacific	240.7	198.7	21.1
Caribbean and Latin America	160.4	178.0	(9.9)
Canada	103.1	93.3	10.5
Total net sales	$2,224.1	$2,131.8	4.3%

Sales by Region
			% Change
	Full Year 2021	Full Year 2020	YOY
United States	$4,960.5	$5,185.3	(4.3)%
Europe, Middle East and Africa	1,620.6	1,530.2	5.9
Asia Pacific	938.6	797.2	17.7
Caribbean and Latin America	699.0	610.3	14.5
Canada	368.0	312.9	17.6
Total net sales	$8,586.7	$8,435.9	1.8%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q4 2021	Q4 2020	YOY
Broadband	$782.4	$778.3	0.5%
Outdoor Wireless	374.0	294.7	26.9
Venue and Campus	591.0	476.8	24.0
Core net sales (1)	1,747.4	1,549.8	12.8
Home	476.7	582.0	(18.1)
Total net sales	$2,224.1	$2,131.8	4.3%

Segment Adjusted EBITDA (2)
			% Change
	Q4 2021	Q4 2020	YOY
Broadband	$141.6	$210.5	(32.7)%
Outdoor Wireless	53.5	60.1	(11.0)
Venue and Campus	58.5	48.4	20.9
Core adjusted EBITDA (1)	253.6	319.0	(20.5)
Home	7.0	43.2	(83.8)
Total segment adjusted EBITDA	$260.6	$362.2	(28.1)%

(1) “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results of our Home Networks segment.

(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Full Year 2021	Full Year 2020	YOY
Broadband	$3,148.8	$2,848.2	10.6%
Outdoor Wireless	1,410.2	1,243.7	13.4
Venue and Campus	2,178.4	1,936.5	12.5
Core net sales (1)	6,737.4	6,028.4	11.8
Home	1,849.3	2,407.5	(23.2)
Total net sales	$8,586.7	$8,435.9	1.8%

Segment Adjusted EBITDA (2)
			% Change
	Full Year 2021	Full Year 2020	YOY
Broadband	$629.9	$625.4	0.7%
Outdoor Wireless	267.9	278.5	(3.8)
Venue and Campus	193.7	180.0	7.6
Core adjusted EBITDA (1)	1,091.5	1,083.9	0.7
Home	25.5	131.3	(80.6)
Total segment adjusted EBITDA	$1,117.0	$1,215.2	(8.1)%

(1) “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results of our Home Networks segment.

(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2021 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$50.1	$40.5	$8.0	$(61.5)	$37.1
Amortization of purchased intangible assets	80.3	8.2	36.6	26.0	151.0
Restructuring costs (credits), net	0.2	(3.1)	(6.0)	0.6	(8.3)
Equity-based compensation	7.6	1.9	5.9	3.1	18.6
Asset impairments	—	—	—	13.7	13.7
Transaction, transformation and integration costs	5.0	2.0	3.3	17.2	27.6
Acquisition accounting adjustments	1.2	—	0.8	0.5	2.4
Patent claims and litigation settlements	(17.1)	—	—	2.3	(14.8)
Depreciation	14.4	3.8	9.9	5.1	33.2
Segment adjusted EBITDA	$141.6	$53.5	$58.5	$7.0	$260.6
Segment adjusted EBITDA % of sales	18.1%	14.3%	9.9%	1.5%	11.7%

Fourth Quarter 2020 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$101.5	$34.6	$(11.0)	$(6.1)	$119.0
Amortization of purchase intangible assets	79.7	11.4	39.9	26.0	157.0
Restructuring costs (credits), net	1.0	5.9	(4.1)	2.0	4.8
Equity-based compensation	9.7	2.9	7.6	4.8	25.0
Transaction, transformation and integration costs	1.8	1.0	1.4	2.9	7.1
Acquisition accounting adjustments	2.8	—	1.6	0.5	4.9
Patent claims and litigation settlements	—	—	—	5.0	5.0
Depreciation	14.2	4.3	13.0	8.1	39.7
Segment adjusted EBITDA	$210.5	$60.1	$48.4	$43.2	$362.2
Segment adjusted EBITDA % of sales	27.0%	20.4%	10.1%	7.4%	17.0%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2021 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$120.1	$199.0	$(55.6)	$(214.9)	$48.6
Amortization of purchased intangible assets	322.1	33.5	153.6	103.9	613.0
Restructuring costs, net	69.8	3.5	10.0	8.6	91.9
Equity-based compensation	32.6	8.3	25.4	13.4	79.6
Asset impairments	—	—	—	13.7	13.7
Transaction, transformation and integration costs	20.4	8.4	13.8	47.8	90.3
Acquisition accounting adjustments	4.8	—	4.6	1.9	11.5
Patent claims and litigation settlements	2.9	—	0.3	28.5	31.7
Depreciation	57.2	15.2	41.6	22.7	136.7
Segment adjusted EBITDA	$629.9	$267.9	$193.7	$25.5	$1,117.0
Segment adjusted EBITDA % of sales	20.0%	19.0%	8.9%	1.4%	13.0%

Year Ended December 31, 2020 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$157.2	$181.1	$(114.7)	$(275.4)	$(51.8)
Amortization of purchased intangible assets	323.1	45.8	157.7	103.9	630.5
Restructuring costs, net	17.8	15.7	24.9	30.0	88.4
Equity-based compensation	44.4	13.6	34.9	22.1	115.0
Asset impairments	—	—	—	206.7	206.7
Transaction, transformation and integration costs	7.9	4.2	6.7	6.2	24.9
Acquisition accounting adjustments	11.4	—	7.3	1.9	20.6
Patent claims and litigation settlements	3.0	—	13.7	(0.3)	16.3
Executive severance	2.2	1.2	1.7	1.2	6.3
Depreciation	58.4	17.0	47.8	35.1	158.3
Segment adjusted EBITDA	$625.4	$278.5	$180.0	$131.3	$1,215.2
Segment adjusted EBITDA % of sales	22.0%	22.4%	9.3%	5.5%	14.4%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Full Year 2021	Full Year 2020
Cash flow from operations	$97.7	$(124.0)	$191.6	$67.1	$(12.4)	$122.3	$436.2
Capital expenditures	(47.7)	(26.4)	(33.8)	(36.0)	(35.1)	(131.4)	(121.2)
Free cash flow	50.0	(150.4)	157.8	31.1	(47.5)	(9.1)	315.0
Transaction, transformation and integration costs	4.3	8.2	15.2	26.3	16.9	66.7	21.7
Restructuring costs, net	10.8	7.2	24.8	6.9	3.7	42.6	78.7
Adjusted free cash flow	$65.1	$(135.0)	$197.8	$64.3	$(26.9)	$100.2	$415.4

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Full Year 2021	Full Year 2020
Gross profit, as reported	$715.0	$672.2	$673.3	$653.0	$685.8	$2,684.3	$2,747.8
Equity-based compensation	4.0	3.9	2.7	3.5	3.0	13.1	18.5
Acquisition accounting adjustments	4.8	3.3	3.0	2.8	2.4	11.5	20.6
Patent claims and litigation settlements	5.0	1.5	40.0	5.0	(14.8)	31.7	16.3
Adjusted gross profit	$728.8	$680.9	$719.0	$664.3	$676.4	$2,740.6	$2,803.2
Adjusted gross profit as % of sales	34.2%	32.9%	32.9%	31.6%	30.4%	31.9%	33.2%

GAAP to Non-GAAP Adjusted Operating Expense
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Full Year 2021	Full Year 2020
Selling, general and administrative, as reported	$272.0	$292.7	$302.3	$314.3	$324.6	$1,233.9	$1,170.7
Research and development, as reported	162.2	171.5	176.3	167.8	167.6	683.2	703.3
Operating expenses	$434.2	$464.2	$478.6	$482.1	$492.2	$1,917.1	$1,874.0
Equity-based compensation	21.0	19.6	13.7	17.5	15.6	66.5	96.5
Transaction, transformation and integration costs	7.1	15.7	21.0	26.2	27.6	90.3	24.9
Executive severance	—	—	—	—	—	—	6.3
Adjusted operating expense	$406.1	$428.9	$443.9	$438.4	$449.0	$1,760.3	$1,746.3
Adjusted operating expense as % of sales	19.0%	20.7%	20.3%	20.8%	20.2%	20.5%	20.7%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures